Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

TYCO INTERNATIONAL REPORTS SECOND QUARTER 2012 EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.86 PER SHARE AND GAAP EARNINGS OF $0.71 PER SHARE

•                  Company reports second quarter revenue of $4.4 billion, with 9% revenue growth and 7% organic growth

•                  Operating income before special items grows 15% and the operating margin improves 70 basis points to 12.6%

•                  Diluted EPS from continuing operations before special items increases 18%

•                  Proposed separation of Tyco remains on track for completion at the end of September

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q2 2012	Q2 2011	% Change
Revenue	$4,354	$3,992	9%
Income from Continuing Operations	$334	$319	5%
Diluted EPS from Continuing Operations	$0.71	$0.67	6%
Special Items	$(0.15)	$(0.06)
Income from Continuing Ops Before Special Items	$403	$350	15%
Diluted EPS from Continuing Ops Before Special Items	$0.86	$0.73	18%

SCHAFFHAUSEN, Switzerland — April 26, 2012 — Tyco International Ltd. (NYSE: TYC) today reported $0.71 in diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2012 and diluted EPS from continuing operations before special items of $0.86 per share. Revenue in the quarter of $4.4 billion increased 9% versus the prior year and organic revenue grew 7%.

Tyco Chairman and Chief Executive Officer Ed Breen said, “We delivered solid revenue and earnings growth this quarter driven by encouraging order trends across our businesses including some of our late-cycle businesses. We expect these trends to continue in the second half of the year resulting in further improvement in our operating performance.”

“We are making good progress on our separation activities including the filing earlier this month of our Form 10 Registration Statement for ADT and we expect to announce the filings for both Flow Control and Fire & Security within the next week. With these steps, we remain on track to complete the proposed transactions including the merger of the flow control business with Pentair, Inc. at the end of September,” Breen added.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as Second Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. Effective in the second fiscal quarter of 2012, the company reorganized its management and reporting structure in anticipation of the spin-offs of the ADT North America Residential and Flow Control businesses. Under the new reporting structure, the former Tyco Security Solutions segment has been split between the new ADT North America Residential segment (referred to herein as “ADT”) and the new Fire & Security segment. The new ADT segment consists of residential and small business security in North America. The new Fire & Security segment consists of i) the former Fire Protection segment and ii) the North American commercial security business, all of the security businesses outside North America, and the security products business, all of which were part of the former Tyco Security Solutions segment. The Flow Control segment continues as previously constituted. Additionally, the company classified its Fire Equipment de Mexico, S.A. business as a discontinued operation in connection with Tyco’s sale of the business, which was completed during the second quarter of 2012. The revenue and operating income results shown below have been adjusted to reflect these changes. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal second quarter of 2011 unless otherwise indicated.

Fire & Security

	Q2 2012	Q2 2011	% Change
Revenue	$2,551	$2,420	5%
Operating Income	$286	$264	8%
Operating Margin	11.2%	10.9%
Special Items	$23	$13
Operating Income Before Special Items	$309	$277	12%
Operating Margin Before Special Items	12.1%	11.4%

Revenue of $2.6 billion increased 5% in the quarter with organic revenue growth of 3.5%. Organic revenue growth of 14% in fire and security products and 3% in service was partially offset by a 1% organic revenue decline in systems installation due to softness in the non-residential construction market. Excluding the impact of foreign currency, orders increased 9.5% year-over-year and backlog increased 5% to $4.7 billion on a quarter sequential basis.

Operating income was $286 million and the operating margin was 11.2%. Special items of $23 million consisted primarily of restructuring charges. Operating income before special items was $309 million and the operating margin was 12.1%. The 70 basis point operating margin improvement before special items was driven by increased volume in products, continued growth of service revenue as well as the benefit of cost-containment and restructuring actions.

ADT

	Q2 2012	Q2 2011	% Change
Revenue	$807	$768	5%
Operating Income	$194	$187	4%
Operating Margin	24.0%	24.3%
Special Items	$5	$6
Operating Income Before Special Items	$199	$193	3%
Operating Margin Before Special Items	24.7%	25.1%

Revenue of $807 million increased 5% in the quarter both on a GAAP and organic basis. Revenue growth was driven by 3.5% growth in average revenue per user (ARPU) and 2% growth in customer accounts. The 13.2% attrition rate for the quarter remained flat year over year while increasing 20 basis points sequentially.

Operating income was $194 million and the operating margin was 24.0%. Special items of $5 million consisted of Broadview integration costs. Operating income before special items was $199 million and the operating margin was 24.7%. Operating income increased due to revenue improvement primarily from ADT’s higher margin recurring revenue business, partially offset by a year over year increase in sales and marketing investments.

Flow Control

	Q2 2012	Q2 2011	% Change
Revenue	$996	$804	24%
Operating Income	$111	$86	29%
Operating Margin	11.1%	10.7%
Special Items	$3	$5
Operating Income Before Special Items	$114	$91	25%
Operating Margin Before Special Items	11.4%	11.3%

Revenue of $996 million increased 24% in the quarter with organic revenue growth of 21%. Organic revenue grew 18% in Valves, 21% in Water and 32% in Thermal Controls. Excluding the impact of foreign currency, orders increased 21% year-over-year and backlog increased 4% on a quarter sequential basis to $1.9 billion.

Operating income was $111 million and the operating margin was 11.1%. Operating income before special items was $114 million and the operating margin was 11.4%. Operating income before special items was negatively impacted by mix in Thermal Controls related to lower sales of higher margin products due to an unseasonably warm winter in North America. Additionally, operating income included a $4 million charge associated with a water project retained from a prior divestiture. The company estimates that these two items had a total impact of $10 million or about 100 basis points on operating income before special items.

OTHER ITEMS

•                  The company completed the quarter with $1.1 billion in cash and cash equivalents. Cash from operating activities in the quarter was $716 million and free cash flow was $326 million, which included a cash outflow of $76 million primarily related to separation and restructuring activities. Adjusted free cash flow for the quarter was $402 million. On a year to date basis, adjusted free cash flow of $415 million increased 21% over the prior year.

•                  Corporate expense before special items was $75 million.

•                  The company incurred pre-tax special charges of $63 million in the quarter related to separation and restructuring activities which was partially offset by $30 million of net benefit related to legacy legal matters.

•                  The tax rate before special items was 17.2%.

•                  As previously disclosed, the company repurchased 2.1 million shares for $100 million during the month of January.

•                  On March 28, 2012, Tyco announced a definitive agreement to combine its Flow Control business with Pentair, Inc. in a tax-free, all-stock merger. The transaction is structured as a Reverse Morris Trust in which Tyco will complete the spin-off of its Flow Control business to its shareholders immediately followed by the merger of Pentair and Tyco Flow Control. Upon closing, Tyco shareholders will own 52.5% of the combined company.

•                  On April 10, 2012, The ADT Corporation filed a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC). A copy of the Form 10 is available at www.sec.gov under “ADT Corp”; a copy is also available at www.tyco.com. Within the next week, Tyco intends to file documents related to the spin-off and merger of Flow Control, including a proxy statement related to the shareholder vote on the spin-offs of ADT and Flow Control.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s second quarter results for 2012 and outlook for the third quarter during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•            At Tyco’s website: http://investors.tyco.com.

•            By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the

United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, pass code “Tyco”.

•            An audio replay of the conference call will be available at 10:00 a.m. (ET) on April 26, 2012 and ending at 11:59 p.m. (ET) on May 3, 2012. The dial-in number for participants in the United States is (866) 423-4833. For participants outside the United States, the replay dial-in number is (203) 369-0845, pass code 7340.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). The Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with any acquired entities that have been fully integrated within the first year, and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year are based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash that is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities,

•                  voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and dealer generated and bulk accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF and adjusted FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting mehtodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health and growth prospects of the industries and end markets in which Tyco operates, Tyco’s intent to spin-off of its flow control and North American residential security businesses, and subsequently merge flow control and Pentair Inc., revenue and growth expectations for the three independent companies following the transactions, the expectation that the transactions will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the transactions, the expected credit profile of the three independent companies following the transactions, the expected benefits of the transactions to each of the two companies, and the timing of the proposed transactions and events required to effect the transactions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transactions; adverse effects on the market price of Tyco’s common stock or operating results because of a failure to complete the proposed transactions; failure to realize the expected benefits of the proposed transactions; significant transaction costs and/or unknown liabilities resulting from the proposed transactions; unanticipated expenses related to the proposed transactions, such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes in connection with the proposed transactions; changes in capital market conditions that may affect proposed debt refinancing related to the proposed transactions; the impact of the proposed transactions on the company’s employees, customers and suppliers; future opportunities that Tyco’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the proposed transactions. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

OTHER IMPORTANT INFORMATION

In connection with the proposed transactions; and expected benefits from the merger of Flow Control and Pentair, Inc., a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY

WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov/) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transactions. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transactions when it becomes available.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(UNAUDITED)

	For the		For the
	Quarters Ended		Six Months Ended
	March 30,	March 25,	March 30,	March 25,
	2012	2011	2012	2011

Revenue from product sales	$2,406	$2,118	$4,700	$4,625
Service revenue	1,948	1,874	3,861	3,745
Net revenue	4,354	3,992	8,561	8,370
Cost of product sales	1,674	1,468	3,239	3,241
Cost of services	1,002	976	1,980	1,952
Selling, general and administrative expenses	1,109	1,085	2,232	2,222
Separation costs	66	—	98	—
Restructuring, asset impairments and divestiture charges (gains), net	19	26	56	(188)
Operating income	484	437	956	1,143
Interest income	6	9	13	18
Interest expense	(60)	(63)	(119)	(125)
Other expense, net	(6)	(6)	(14)	(6)
Income from continuing operations before income taxes	424	377	836	1,030
Income tax expense	(90)	(57)	(168)	(220)
Income from continuing operations	334	320	668	810
(Loss) income from discontinued operations, net of income taxes	(7)	(4)	(7)	165
Net income	327	316	661	975
Less: noncontrolling interest in subsidiaries net income	—	1	1	1
Net income attributable to Tyco common shareholders	$327	$315	$660	$974
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$334	$319	$667	$809
(Loss) income from discontinued operations	(7)	(4)	(7)	165
Net income attributable to Tyco common shareholders	$327	$315	$660	$974
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.72	$0.68	$1.44	$1.69
(Loss) income from discontinued operations	(0.01)	(0.01)	(0.02)	0.34
Net income attributable to Tyco common shareholders	$0.71	$0.67	$1.42	$2.03
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.71	$0.67	$1.42	$1.67
(Loss) income from discontinued operations	(0.01)	(0.01)	(0.01)	0.34
Net income attributable to Tyco common shareholders	$0.70	$0.66	$1.41	$2.01
Weighted average number of shares outstanding:
Basic	463	472	463	480
Diluted	469	477	469	485

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Form 10-Q for the quarter ended December 30, 2011.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Six Months Ended
	March 30,		March 25,		March 30,		March 25,
	2012		2011		2012		2011
NET REVENUE
Commercial Fire and Security	$2,551		$2,420		$5,042		$4,861
ADT North American Residential	807		768		1,600		1,532
Flow Control	996		804		1,919		1,630
Corporate and Other	—		—		—		347
Total Net Revenue	$4,354		$3,992		$8,561		$8,370

OPERATING INCOME AND MARGIN
Commercial Fire and Security	$286	11.2%	$264	10.9%	$579	11.5%	$526	10.8%
ADT North American Residential	194	24.0%	187	24.3%	384	24.0%	360	23.5%
Flow Control	111	11.1%	86	10.7%	225	11.7%	186	11.4%
Corporate and Other	(107)	N/M	(100)	N/M	(232)	N/M	71	N/M
Operating Income and Margin	$484		$437		$956		$1,143

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 30,	September 30,
	2012	2011
Assets
Cash and cash equivalents	$1,086	$1,390
Accounts receivable, net	2,441	2,400
Inventories	1,543	1,343
Prepaid expenses and other current assets	992	896
Deferred income taxes	401	402
Assets held for sale	—	2
Total current assets	6,463	6,433

Property, plant and equipment, net	4,150	4,051
Goodwill	10,130	9,999
Intangible assets, net	3,745	3,628
Other assets	2,574	2,666
Total Assets	$27,062	$26,777

Liabilities and Equity
Short-term debt and current maturities of long-term debt	$3	$2
Accounts payable	1,326	1,278
Accrued and other current liabilities	2,276	2,407
Deferred revenue	681	643
Total current liabilities	4,286	4,330

Long-term debt	4,137	4,146
Deferred revenue	1,151	1,143
Other liabilities	2,803	2,878
Total Liabilities	12,377	12,497

Redeemable noncontrolling interest	106	93

Total Tyco shareholders’ equity	14,562	14,182
Nonredeemable noncontrolling interest	17	5
Total Equity	14,579	14,187
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$27,062	$26,777

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended December 30, 2011.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	March 30,	March 25,	March 30,	March 25,
	2012	2011	2012	2011
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$327	$315	$660	$974
Noncontrolling interest in subsidiaries net income	—	1	1	1
Loss (income) from discontinued operations, net of income taxes	7	4	7	(165)
Income from continuing operations	334	320	668	810
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	342	322	675	645
Non-cash compensation expense	26	28	52	59
Deferred income taxes	28	(4)	76	122
Provision for losses on accounts receivable and inventory	33	16	61	48
Loss (gain) on divestitures	3	13	3	(233)
Other non-cash items	22	20	61	36
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(104)	(54)	(16)	(43)
Contracts in progress	18	(24)	(9)	(53)
Inventories	(53)	(61)	(184)	(165)
Prepaid expenses and other current assets	26	11	(29)	(13)
Accounts payable	38	(20)	3	(99)
Accrued and other liabilities	(68)	(12)	(290)	(282)
Deferred Revenue	62	57	33	67
Other	9	54	(50)	13
Net cash provided by operating activities	716	666	1,054	912
Net cash provided by (used in) discontinued operating activities	—	2	—	(8)
Cash Flows From Investing Activities:
Capital expenditures	(224)	(182)	(431)	(361)
Proceeds from disposal of assets	1	2	3	5
Acquisition of businesses, net of cash acquired	(110)	—	(205)	(9)
Dealer generated customer accounts and bulk account purchases	(166)	(146)	(336)	(279)
Divestiture of businesses, net of cash divested	(4)	(4)	(4)	706
Other	35	26	64	23
Net cash (used in) provided by investing activities	(468)	(304)	(909)	85
Net cash (used in) provided by discontinued investing activities	—	(6)	—	259
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	469	—	880	—
Repayment of short-term debt	(504)	(516)	(880)	(532)
Proceeds from issuance of long-term debt	—	497	—	497
Repayment of long-term debt	(1)	(1)	(2)	(2)
Proceeds from exercise of share options	59	42	88	64
Dividends paid	(115)	(111)	(231)	(224)
Repurchase of common shares by treasury	(100)	(500)	(300)	(1,000)
Transfer (to) from discontinued operations	—	(4)	—	251
Other	(1)	2	(19)	10
Net cash used in financing activities	(193)	(591)	(464)	(936)
Net cash provided by (used in) discontinued financing activities	—	4	—	(251)
Effect of currency translation on cash	18	7	15	14
Net increase (decrease) in cash and cash equivalents	73	(222)	(304)	75
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	—	—	(10)
Cash and cash equivalents at beginning of period	1,013	2,062	1,390	1,775
Cash and cash equivalents at end of period	$1,086	$1,840	$1,086	$1,840

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$716	$666	$1,054	$912
Sale of accounts receivable	—	—	1	—
Capital expenditures, net	(223)	(180)	(428)	(356)
Dealer generated customer accounts and bulk account purchases	(166)	(146)	(336)	(279)
Purchase accounting and holdback liabilities	(1)	1	(1)	1
Free Cash Flow	$326	$341	$290	$278

Reconciliation to “Adjusted Free Cash Flow”:
Free cash flow	$326	$341	$290	$278
Cash separation costs	33	—	55	—
Cash restructuring costs	25	23	51	55
Cash payment / (receipt) from Covidien and TE Connectivity	17	—	17	—
Cash acquisition / integration costs	1	7	2	11
Legacy legal settlements	—	—	—	(1)
Adjusted Free Cash Flow	$402	$371	$415	$343

NOTE: Free cash flow and adjusted free cash flow are non-GAAP measures.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

(Unaudited)

		Quarter Ended March 30, 2012
	Net Revenue for the Quarter	Base Year Adjustments		Adjusted 2012 Base							Net Revenue for the Quarter Ended
	Ended March 25, 2011	(Divestitures)		Revenue	Foreign Currency		Acquisitions		Organic Revenue (1)		March 30, 2012

Commercial Fire & Security	$2,420	$(11)	-0.5%	$2,409	$(21)	-0.9%	$78	3.2%	$85	3.5%	$2,551	5.4%
ADT North American Residential	768	—	0.0%	768	(1)	-0.1%	—	0.0%	40	5.2%	807	5.1%
Flow Control	804	(6)	-0.7%	798	(3)	-0.4%	31	3.9%	170	21.3%	996	23.9%

Total Net Revenue	$3,992	$(17)	-0.4%	$3,975	$(25)	-0.6%	$109	2.7%	$295	7.4%	$4,354	9.1%

		Six Months Ended March 30, 2012
	Net Revenue for the Six Months Ended	Base Year Adjustments		Adjusted 2012 Base							Net Revenue for the Six Months Ended
	March 25, 2011	(Divestitures)		Revenue	Foreign Currency		Acquisitions		Organic Revenue (1)		March 30,2012

Commercial Fire & Security	$4,861	$(31)	-0.6%	$4,830	$(42)	-0.9%	$125	2.6%	$129	2.7%	$5,042	3.7%
ADT North American Residential	1,532	—	0.0%	1,532	(1)	-0.1%	—	0.0%	69	4.5%	1,600	4.4%
Flow Control	1,630	(10)	-0.6%	1,620	(4)	-0.2%	52	3.2%	251	15.5%	1,919	17.7%

Total before Corporate & Other	$8,023	$(41)	-0.5%	$7,982	$(47)	-0.6%	$177	2.2%	$449	5.6%	$8,561	6.7%

Corporate and Other (2)	347	(347)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue	$8,370	$(388)	-4.6%	$7,982	$(47)	-0.6%	$177	2.1%	$449	5.6%	$8,561	2.3%

(1)   Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)   Corporate and Other includes the former Electrical and Metal Products business which was divested during Q1 2011.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	March 30, 2012	March 25, 2011

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.71	$0.67

expense / (benefit)

Restructuring, net	0.03	0.02

Acquisition / integration costs	0.01	0.01

(Gains) / losses on divestitures, net	0.01	0.03

Separation costs	0.13	—

Former management ERISA reversal	(0.07)	—

Legacy legal items	0.04	—

Total Before Special Items	$0.86	$0.73

Tyco International Ltd.

For the Quarter Ended March 30, 2012

(Unaudited)

expense / (benefit)

	ADT
	North				Commercial
	American		Flow		Fire and		Corporate
	Residential		Control		Security		and Other		Revenue
As Reported Revenue (GAAP)	$807		$996		$2,551		—		$4,354

															Income	Diluted
															from	EPS from
	Operating Income														Continuing	Continuing
	ADT														Operations	Operations
	North				Commercial				Total					Loss from	Attributable	Attributable
	American		Flow		Fire and		Corporate		Operating		Interest	Other	Income	Discontinued	to Tyco	to Tyco
	Residential	Margin	Control	Margin	Security	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	Operations	Shareholders	Shareholders
As Reported Operating Income (GAAP)	$194	24.0%	$111	11.1%	$286	11.2%	$(107)	N/M	$484	11.1%	$(54)	$(6)	$(90)	$(7)	$327	$0.71

Restructuring, net			1		16		(2)		15				(4)		11	0.03

Asset impairment charges					1				1						1	—

Acquisition / integration costs	5		1		2				8				(2)		6	0.01

Separation costs			1		1		64		66				(5)		61	0.13

(Gains) / losses on divestiture, net					3				3				(1)		2	0.01

Former management ERISA reversal							(50)		(50)				17		(33)	(0.07)

Legacy legal items							20		20						20	0.04

Tax items													1		1	—

Total Before Special Items	$199	24.7%	$114	11.4%	$309	12.1%	$(75)	N/M	$547	12.6%	$(54)	$(6)	$(84)	$(7)	$396	$0.86

Diluted Shares Outstanding	469
Diluted Shares Outstanding - Before Special Items	469

Tyco International Ltd.

For the Quarter Ended March 25, 2011

(in millions, except per share data)

(Unaudited)

expense / (benefit)

ADT
	North		Commercial
	American	Flow	Fire and	Corporate
	Residential	Control	Security	and Other	Revenue
As Reported Revenue (GAAP)	$768	$804	$2,420		$3,992

															Income	Diluted
															from	EPS from
	Operating Income														Continuing	Continuing
	ADT														Operations	Operations
	North				Commercial				Total					Noncontrolling	Attributable	Attributable
	American		Flow		Fire and		Corporate		Operating		Interest	Other	Income	Interest	to Tyco	to Tyco
	Residential	Margin	Control	Margin	Security	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	(Expense)	Shareholders	Shareholders
As Reported Operating Income (GAAP)	$187	24.3%	$86	10.7%	$264	10.9%	$(100)	N/M	$437	10.9%	$(54)	$(6)	$(57)	$(1)	$319	$0.67

Restructuring, net	(3)		6		8		2		13				(4)		9	0.02

Restructuring charges in cost of sales and SG&A			(1)						(1)						(1)	—

(Gains) / losses on divestitures, net					4		9		13				1		14	0.03

Acquisition costs	9				1		2		12				(4)		8	0.01

Legacy legal items							1		1						1	—

Total Before Special Items	$193	25.1%	$91	11.3%	$277	11.4%	$(86)	N/M	$475	11.9%	$(54)	$(6)	$(64)	$(1)	$350	$0.73

Diluted Shares Outstanding	477
Diluted Shares Outstanding - Before Special Items	477